UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

Citi Trends, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51315	52-2150697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard
Savannah, Georgia	31408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (912) 236-1561

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common stock, par value $0.01 per share	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On October 27, 2022, Citi Trends, Inc. (the “Company”) filed a Certificate of Change of Registered Agent and/or Registered Office (the “Certificate of Change”) with the Secretary of State of Delaware to change the Company’s registered agent to the Corporation Service Company, and its registered office to 251 Little Falls Drive, County of New Castle, Wilmington, Delaware 19808. The Certificate of Change became effective upon the Company’s filing of the Certificate of Change with the Secretary of State of Delaware on October 27, 2022. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Effective upon the filing of the Certificate of Change with the Secretary of State of Delaware, the Board of Directors of the Company also approved conforming amendments to the Company’s Third Amended and Restated By-laws to update the Company’s registered agent and registered office. The amendments also include certain other ministerial updates. A copy of the Fourth Amended and Restated By-laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Change of Registered Agent and/or Registered Office.
3.2	Fourth Amended and Restated Bylaws of Citi Trends, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: October 31, 2022	By:	/s/ David N. Makuen
David N. Makuen
Chief Executive Officer